UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 21, 2006

Trimol Group, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-28144 (Commission File No.)	13-3859706 (IRS Employer Identification No.)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 554-4394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        The Registrant entered into a Settlement Agreement dated November 21, 2006 with New World Aviation, Inc. (“NWA”), pursuant to which it settled certain outstanding invoices due to NWA for services rendered by NWA to Trimol in 2004. The Settlement Agreement requires the Registrant to pay to NWA $165,000, $8,000 of which was paid upon the execution of the Agreement, two additional installments are due and payable on January 5, 2007 and February 19, 2007, each in the amount of $6,000, and the $145,000 balance is payable to NWA upon an subject to receipt by the Registrant of proceeds of any arbitration award or settlement in connection with the pending arbitration action between the Intercomsoft Ltd. (“Intercomsoft”), the Registrant’s wholly owned subsidiary, and the Ministry of Economics of The Republic of Moldova, Ministry of Information Development and the State Enterprise “Registru.”

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMOL GROUP, INC. By: /s/ Yuri Benenson —————————————————— Yuri Benenson, Chief Executive Officer

Date: November 28, 2006